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                                                                      EXHIBIT 3A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           GATX FINANCIAL CORPORATION
                       (as amended through July 30, 2001)

     FIRST: The name of the Corporation is GATX FINANCIAL CORPORATION (the "Corporation").

     SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: THE aggregate number of shares of stock which the Corporation shall have authority to issue is Six Million (6,000,000). Four Million (4,000,000) shares of such stock shall be common stock, with a One Dollar ($1.00) par value per share ("Common Stock"), amounting in the aggregate to Four Million Dollars ($4,000,000). Two Million (2,000,00) shares of such stock shall be preferred stock, with a One Dollar ($1.00) par value per share, amounting in the aggregate to Two Million Dollars ($2,000,000).

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

     (a) VOTING OF COMMON STOCK. At all elections of directors of the Corporation, each holder of shares of Common Stock of the Corporation shall be entitled to cast as many votes as shall equal the number of shares of Common Stock he or it holds on the applicable record date.

     (b) PREFERRED STOCK. The voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all shares are as follows:

     1. DESIGNATION AND NUMBER. Two Million (2,000,000) shares of the Corporation's preferred stock, with a One Dollar ($1.00) par value, are hereby designated "Series A Convertible Preferred Stock" ("Series A Stock").

     2. DIVIDENDS. The holders of the Series A Stock shall be entitled to receive cumulative cash dividends of the Corporation simultaneously and on a share for share basis at the same rate per share with the Common Stock of the Corporation, when and as such dividends are declared by the Board of Directors; PROVIDED, HOWEVER, that such dividends shall only be payable out of funds legally available for the payment of dividends, to shareholders of record on the respective dates, not exceeding fifty days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Dividends shall accrue on each such share of Series A Stock from the date of its original issuance. If such dividend shall not have



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been paid on or declared and set apart for all Series A Stock at the time outstanding, the deficiency shall be fully paid on or declared and set apart for such Series A Stock before any dividends shall be paid on or declared or set apart for the Corporation's Common Stock, or on any other securities of the Corporation junior to the Series A Stock. Accumulated unpaid dividends shall not bear interest.

     3. CONVERSION RIGHTS. All persons who or which own of record the issued and outstanding shares of Series A Stock (for purposes of this Article Fourth, collectively, the "Holders") shall have conversion rights as follows:

     (A) CONVERSION. Each share of Series A Stock shall be convertible, at the option of the Holder thereof, at any time after the date of issuance of such share, at the principal office of the Corporation or any transfer agent for the Series A Stock, into one fully paid and non-assessable share of Common Stock. The number of shares of Common Stock into which each share of Series A Stock may be converted is hereinafter referred to as the "Conversion Rate."

     (B) MANNER OF CONVERSION. Before any Holder of Series A Stock shall be entitled to convert the same into shares of Common Stock, such Holder shall surrender the certificate or certificates therefor, duly endorsed for transfer to the Corporation, at the principal office of the Corporation or of any transfer agent for the Series A Stock and shall give written notice to the Corporation at such office that he or it elects to convert the same and shall state therein the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Holder of Series A Stock, or to such Holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (C) ADJUSTMENT FOR COMBINATIONS OF CONSOLIDATIONS OF COMMON STOCK. In the event the Corporation at any time or from time to time after the original issuance of Common Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then, and in each such event, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the Conversion Rate shall be



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increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate by a fraction,

     (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalent; and

     (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; PROVIDED, HOWEVER, (w) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate shall be computed accordingly as of the close of business on such record date and thereafter the Conversion Rate shall be adjusted pursuant to this Paragraph(b)(3)(C) of this Article Fourth as of the date of actual payment of such dividends or distributions; (x) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Common Stock issuable upon conversion or exercise thereof (or upon the occurrence of a record date with respect thereto), upon any such decrease becoming effective, the Conversion Rate shall be recomputed to reflect such decrease insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; (y) upon the expiration of any rights or conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents; and (z) in the case of Common Stock Equivalents which expire by their terms not more than sixty days after the date of issuance thereof, no adjustment of the Conversion Rate shall be made until the expiration or exercise of all such Common Stock Equivalents whereupon such adjustment shall be made in the manner provided in Clause (y) above.

     (D) Anything in the foregoing paragraph to the contrary notwithstanding, no shares of Common Stock shall be issued to any Holder, and no conversion shall be deemed to have taken place, unless and until such Holder shall have executed an agreement, in form and substance reasonably satisfactory to counsel to the Corporation, to the effect that (i) such shares of Common Stock are being acquired for investment and not with a view to the distribution thereof; and
(ii) that such shares of Common Stock may not be sold or otherwise transferred unless, in the opinion of counsel for the Corporation, such sale or transfer would not violate or cause the Corporation to violate, any then-applicable federal or state securities laws.



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     4. LIQUIDATION, DISSOLUTION OR WINDING-UP PREFERENCE.

     (A) In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary, the Holders of the Series A Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation (whether capital or surplus) to the holders of the Common Stock by reason of their ownership thereof but after provision has been made for payment of all indebtedness of the Corporation, the amount of One Hundred Dollars ($100) per share for each share of Series A Stock then held by them and, in addition, an amount equal to all declared but unpaid dividends on the Series A Stock held by them. If upon the occurrence of such event, such assets distributed among the Holders shall be insufficient to permit the payment to such Holders of the full aforesaid preferential amounts, then the entire assets, or proceeds thereof, of the Corporation legally available for distribution shall be distributed ratably among the Holders in proportion to the full preferential amount each such Holder is otherwise entitled to receive.

     (B) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding-up within the meaning of this Paragraph (b)(4)(B) of this Article Fourth.

     FIFTH: The Corporation shall have perpetual existence.

     SIXTH: All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

     In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

     (a) BYLAWS. To alter, amend or repeal the Bylaws or adopt new bylaws of the Corporation;

     (b) VOTING FOR SALE ASSETS. When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and in the best interests of the Corporation;


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     (c) RESERVES.   To fix, abolish, determine and vary from time to time the
amount or amounts to be set apart as reserves;

     (d) MORTGAGES. To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real or personal property of the Corporation;

     (e) INSPECTION OF BOOKS. From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by stature or bylaw or as authorized by resolution of the stockholders or Board of Directors;

     (f) DIRECTORS' COMPENSATION. To authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors or of any committee thereof or salaries for serving as such directors or committee members, and to determine the amount of such compensation;

     (g) PROFIT PLANS; INSURANCE. From time to time to formulate, establish, promote and carry out, and to amend, alter, change, revise, recall, repeal or abolish, a plan or plans for the participation by all or any of the employees, including directors and officers, of the Corporation, or of any corporation, company, association, trust or organization in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of the Corporation's business, in the profits, gains or business of the Corporation or of any branch or division thereof, as part of the Corporation's legitimate expenses, or for the furnishing to such employees, directors, officers or persons, or any of them, at the Corporation's expense, of medical services, insurance against accident, sickness or death, pensions during old age, disability or unemployment, education, housing, social services, recreation or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as the Board of Directors shall determine;

     (h) GUARANTY OF CORPORATION.   To authorize the guaranty by the Corporation
of securities, evidences of indebtedness and obligations of other persons, firms, association and corporations; and

     (i) Amendment of this Restated Certificate of Incorporation. To amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     SEVENTH: Any corporate action upon which a vote of stockholders is required



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or permitted may be taken with the written consent of stockholders having not less than fifty percent (50%) of all of the stock entitled to vote upon the action if a meeting were held; PROVIDED, HOWEVER, that in no case shall the written consent be by holders having less than the minimum percentage of the vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

     EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation."